Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated October 18, 2018, relating to the financial statements of Winnebago Industries, Inc. and subsidiaries, and the effectiveness of Winnebago Industries, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Winnebago Industries, Inc. for the year ended August 25, 2018.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
June 20, 2019